UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 10, 2003 (Date of Earliest Event Reported: December 10, 2003)	Commission File No. 2-64559

NATIONWIDE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

OHIO	31-4156830
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Nationwide Plaza

Columbus, Ohio 43215

(614) 249-7111

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Item 5.    Other Events.

On December 10, 2003, Nationwide Life Insurance Company (Nationwide Life) announced that Joseph J. Gasper, its President and Chief Operating Officer and a member of its board of directors, will be retiring effective at the next annual meeting of shareholders in May 2004. Mr. Gasper will also resign as a director at the same time.

Nationwide Life simultaneously announced that its board has elected Mark R. Thresher, its current Senior Vice President—Chief Financial Officer, as (i) President and Chief Operating Officer-Elect effective December 10, 2003 to serve until the next annual meeting of shareholders in May 2004 and (ii) President and Chief Operating Officer, effective at the next annual meeting of shareholders in May 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)

Date: December 10, 2003	/S/ MARK R. THRESHER
Mark R. Thresher
Senior Vice President – Chief Financial Officer